Exhibit 10.20

SUBLEASE

This Sublease (the “Sublease”) is made as of the 28th day of May, 2025 (the “Effective Date”), by and between NANO DIMENSION USA INC., a Delaware corporation (“Sublandlord”), and CRESCENT BIOPHARMA, INC., a Delaware corporation (“Subtenant”).

WITNESSETH

WHEREAS, by Lease dated as of March 1, 2022, by and between NWALP PHOP PROPERY OWNER, LLC, a Delaware limited liability company (“Overlandlord”), as lessor thereunder, and Sublandlord, as lessee thereunder (the “Overlease”) (a copy of which is attached as Exhibit A hereto), Overlandlord leased to Sublandlord approximately 25,383 rentable square feet of space (the “Premises”) in that certain building (the “Building”) containing approximately 158,699 rentable square feet located at and known as 300 Fifth Avenue, Waltham, Massachusetts (described in the Overlease as the Building), and its appurtenances, all as more particularly described in the Overlease; and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, a portion of the Premises, containing approximately 24,750 rentable square feet (the “Subleased Premises”), a plan of which Subleased Premises is attached hereto as Exhibit B.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             CAPITALIZED TERMS. Capitalized terms that are used herein and not otherwise defined shall have the meaning given in the Overlease.

2.             DEMISE OF SUBLEASED PREMISES; DELIVERY CONDITION

(a)            Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, exclusive possession of the Subleased Premises for the term and upon the conditions hereinafter set forth.

(b)            Subtenant shall have, as appurtenant to the Subleased Premises, the non-exclusive right to use, in common with Sublandlord and others from time to time entitled thereto, the areas and facilities of the Building referred to in the Overlease as “Common Facilities” that do not serve only the Subleased Premises (such as the main lobby of the Building, fire vestibules, common restrooms, mechanical areas, ground floor corridors, elevator foyers, electrical and janitorial closets, telephone and equipment rooms and other similar facilities maintained for the benefit of tenants and invitees) and necessary for the reasonable use and enjoyment of the Subleased Premises. Subtenant shall also have the non-exclusive right to use, in common with Sublandlord and others from time to time entitled thereto, the freight elevator and loading docks serving the Subleased Premises. If required by Overlandlord, such use by Subtenant will be scheduled in advance with Overlandlord to avoid any conflicts. Any actual costs incurred by Sublandlord and associated with such use will be reimbursed by Subtenant to Sublandlord as a Subtenant Surcharge.

(c)            This Sublease is expressly conditioned upon the written consent of the Overlandlord in accordance with the terms and conditions of the Overlease and with Section 10 below.

(d)            Sublandlord shall deliver the Subleased Premises to Subtenant in their current “AS IS, WHERE IS” condition, without any representation or warranty by Sublandlord whatsoever; provided, however, Sublandlord shall be obligated to deliver the Premises (i) in broom clean condition, (ii) free and clear of all tenants and occupants, and (iii) free of all of Sublandlord’s personal property (other than the Furniture). Sublandlord will have no obligation to perform or pay for any alteration, addition or improvement in or to the Premises or the Building in order to prepare the same for Subtenant’s occupancy.

(e)

(f)             For purposes of this Sublease, the term “Force Majeure” shall mean any cause or circumstance beyond the reasonable control of Sublandlord, such as acts of God, war, civil insurrection or public disorder, strikes, delays in obtaining permits or inspections, unavailability of (or delay in obtaining) construction materials, shortages within the labor market, pandemic or other similar circumstance, or acts of governmental authorities or other third parties.

(g)            Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises, and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any other representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building, except as otherwise expressly set forth herein.

3.             TERM.

(a)            Subject to the provisions of Section 10 herein, the term of this Sublease (the “Term”) shall commence on the later to occur of (i) June 1, 2025, or (ii) the date on which Sublandlord delivers a fully executed copy of this Sublease and Overlandlord’s written Consent to this Sublease (the “Commencement Date”). Promptly upon the occurrence of the Commencement Date, Sublandlord and Subtenant will enter into a memorandum reflecting the same, substantially in the form attached hereto as Exhibit C, provided that the failure by either party to enter into any such memorandum will have no effect on the Commencement Date.

(b)            The “Term of this Sublease” commences on the Commencement Date and ends at 11:59 p.m., Boston time, on February 27, 2029 (the “Expiration Date”) or on such earlier date upon which such term may be terminated pursuant to the provisions hereof. Subtenant acknowledges that the term of the Overlease expires on February 28, 2029, and that no right or option to extend or renew the term of this Sublease is granted hereunder. Sublandlord shall have continuous access to the Subleased Premises during the final sixty (60) days of the Term of this Sublease in order to perform any repair or restoration obligations required of Sublandlord under the Overlease, provided that, Sublandlord provides Subtenant with prior written notice of Sublandlord’s restoration schedule and Sublandlord’s repair or restoration obligations shall not injure or inconvenience or interfere with Tenant’s business, occupancy, or access of the Subleased Premises.

(c)            Provided there is no then uncured default hereunder, upon execution and delivery of this Sublease and receipt of Overlandlord’s written Consent (the “Early Access Date”), Subtenant shall have access to the Subleased Premises up to thirty (30) days (or such shorter period as may remain between Early Access Date and the Commencement Date) prior to the Commencement Date, for the purpose of constructing any Subtenant Improvements as may be approved in accordance with the terms of the Overlease and this Sublease, and the installation of voice and data wiring, fixtures and equipment, provided that such early access shall be subject to all of the terms and conditions of this Sublease and the Overlease except that Subtenant shall not be obligated to pay Basic Rent until the Commencement Date. Subtenant’s early access shall be subject to reasonable scheduling and other requirements of Sublandlord and Overlandlord and their respective contractors, and Subtenant shall deliver to Sublandlord certificates of liability, casualty and workmen’s compensation insurance (all in accordance with the terms and provisions of the Overlease) prior to having any such early access. Subtenant’s early access is also conditioned upon Subtenant and Subtenant’s contractors working in harmony and not interfering with or delaying Overlandlord’s or Sublandlord’s contractors’ work in the Building; and if at any time Subtenant’s early access shall in the reasonable judgment of Overlandlord or Sublandlord cause or threaten to cause such disharmony, interference or delay, Overlandlord or Sublandlord, as the case may be, shall have the right to deliver written notice to Subtenant temporarily suspending Subtenant’s right to such early access until such disharmony, interference or delay can be reasonably avoided (but in no event beyond the Commencement Date).

4.             OVERLEASE; PERMITTED USE

(a)            This Sublease is in all respects subject and subordinate to all of the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate. Subtenant agrees that Subtenant has reviewed and is familiar with the redacted version of the Overlease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord under the Overlease or cause the Overlease to be terminated.

(b)            Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Overlease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Sublandlord” thereunder, Subtenant being substituted for “Subtenant” thereunder, and “Subleased Premises” being substituted for “Premises” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sublease. If there is any inconsistency between the provisions of this Sublease and the provisions of the Overlease, the provisions of this Sublease shall prevail solely as between Subtenant and Sublandlord. Notwithstanding the foregoing, any representations or warranties made by Overlandlord, and any indemnification, reimbursement or hold harmless agreement by Overlandlord under the Overlease will not be deemed to have been made by (or in any way enforced against) Sublandlord under this Sublease, and Subtenant shall not be entitled to rely upon the same. Further, in any case where any provision of the Overlease provides for an indemnification of Overlandlord by Sublandlord, that obligation will be deemed hereunder to be incorporated as an indemnification by Subtenant of both Sublandlord and Overlandlord.

(c)            The following provisions of the attached Overlease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: The following definitions in Article 1: Premises, Premises Rentable Area, Basic Rent, Tenant’s Proportionate Share, Security Deposit, Letter of Credit, Term Commencement Date, Rent Commencement Date, Expiration Date, Term, and Brokers; Section 4.1; Article 5 (including any references in the Overlease to “Initial Work”); Section 6.2; Section 8.2 (second paragraph); Article 11 (and any reference to the Tenant’s obligation to pay Taxes); Article 12 (and any reference to the Tenant’s obligations to pay Operating Expenses); Section 15.1(b); Section 16.1, Article 18, Section 20.1, 20.4; Exhibit A-2; Exhibit B; Exhibit D, and Exhibit E; provided; however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided in Section 3(a) above. This Sublease shall specifically incorporate, without limitation of the foregoing, the provisions of Section 8.4 of the Overlease. To the extent the terms of this Sublease conflict with the terms of the Overlease, then as between Sublandlord and Subtenant, the terms of this Sublease shall control, but as between Overlandlord and Sublandlord or Subtenant, the terms of the Overlease shall control. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not be bound to perform any obligation under the Overlease that has been redacted in Exhibit A.

(d)            Subtenant shall neither do or permit anything to be done that could, after notice and failure to timely cure, if applicable, cause the Overlease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Overlandlord under the Overlease as a result of a “Tenant” default under the Overlease, and without limitation of any other indemnification or hold harmless obligation, Subtenant shall defend, indemnify and hold Sublandlord and its agents, employees, officers and contractors harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) of any kind whatsoever by reason of any breach or default on the part of Subtenant hereunder or under the Overlease, or by any other act, omission, condition or circumstance caused by Subtenant by reason of which the Overlease is or could be so terminated or forfeited. Subtenant covenants that Subtenant will not do anything that constitutes a breach or default under the provisions of the Overlease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease that constitutes a breach or default under the Overlease.

(e)            Subtenant shall use the Subleased Premises only for the uses set forth in Section 6.1 of the Overlease. Subtenant shall not do, suffer or permit anything to be done in or upon the Subleased Premises except in compliance with and as permitted by the Overlease and applicable law. Subtenant shall not cause or permit the Subleased Premises, the Premises or the Property to be used in any way that violates any applicable laws or constitutes a nuisance or waste. Subtenant shall comply with the certificate of occupancy relating to the Building and the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises.

5.             BASIC RENT; ADDITIONAL RENT; SUBTENANT SURCHARGES

(a)           Commencing on the Commencement Date, Subtenant shall pay to Sublandlord annual Basic Rent (the “Basic Rent”) in the amount of $569,250.00 ($23.00 per rentable square foot in the Subleased Premises) per annum, payable in monthly installments of $47,437.50 each. Notwithstanding the foregoing, so long as there exists no uncured Event of Default by Subtenant under this Sublease beyond any applicable notice and cure period, Sublandlord will waive the Subtenant’s obligation to pay Basic Rent (the “Rent Abatement”) hereunder for the first one hundred twenty (120) days after the Commencement Date (the “Rent Abatement Period”) (such one hundred twenty-first (121st) day being referred to herein as the “Rent Commencement Date”). If at any time during the Rent Abatement Period there occurs any Event of Default under this Sublease, beyond any applicable notice and cure period Subtenant’s right to abate the monthly installments of Basic Rent shall toll (and Subtenant shall be required to pay the Basic Rent during any such period) until Subtenant has cured, to Sublandlord’s reasonable satisfaction, such Event of Default. If this Sublease is terminated as a result of any Event of Default by Subtenant, Sublandlord will have the right to recover the then-unamortized portion (calculated as of the date of the Event of Default in question) of the Rent Abatement so waived in addition to Sublandlord’s other damages. The foregoing Rent Abatement applies only to Basic Rent hereunder, and not to any Additional Rent or other charge or amount.

(b)           Commencing on the first anniversary of the Commencement Date, and on each anniversary of the Commencement Date thereafter, the amount of Basic Rent will be increased by Twenty-four Thousand Seven Hundred Fifty Dollars ($24,750.00) (one dollar ($1.00) per rentable square foot) per annum.

(c)           Commencing on the Commencement Date (subject to the Rent Abatement Period) and thereafter monthly, in advance, on the first day of each and every calendar month during the Sublease Term, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12) of the annual Basic Rent specified above. Basic Rent shall be payable in advance in the monthly installments forth above, pro-rated on a per diem basis in the case of any partial months during the Term, without notice or demand and without any abatement, set-off or deduction, other than as may be expressly set forth in this Sublease. Subtenant agrees to pay the Basic Rent to Sublandlord, or as directed by Sublandlord, at Sublandlord’s address specified above, or at such other place as Sublandlord shall from time to time designate by notice. Basic Rent for any partial month shall be paid by Subtenant to Sublandlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Basic Rent which Subtenant shall make to Sublandlord shall be a payment equal to a proportionate part of such monthly Basic Rent for the partial month from the Rent Commencement Date to the last day of the said partial month. Subject to the provisions of this Sublease, Additional Rent payable by Subtenant on a monthly basis, as elsewhere provided in this Sublease, likewise shall be prorated, provided that the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Sublease calling for monthly payments shall be read as incorporating this undertaking by Subtenant.

(d)           For clarity, Sublandlord and Subtenant agree that Subtenant shall have no obligation to pay any portion of payments due from Sublandlord to Overlandlord on account of Taxes (under Article 11 of the Overlease) or Operating Expenses (under Article 12 of the Overlease).

(e)           In addition to the Basic Rent, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as Additional Rent hereunder as hereinafter provided. As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which would not have become due and payable but for the acts and/or failures to act (whether or not wrongful) of Subtenant under this Sublease, or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Sublandlord’s and/or Overlandlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant or from Subtenant’s particular use of or activities at the Project, and (ii) the cost of or charge for any service or amenity that is furnished or provided by Overlandlord or Sublandlord, or by any third-party vendor (where such cost is not paid directly to such vendor), at the request of Subtenant, and (iii) any Additional Rent or charges under the Overlease payable by Sublandlord on account of any other additional service as may be provided to or for Subtenant under the Overlease, or with the consent of the Overlandlord, and (iv) the reasonable charges for services provided by Sublandlord for Subtenant or the Subleased Premises hereunder where such a charge is provided for. Subtenant shall pay any Subtenant Surcharge within thirty (30) days after the presentation of a statement therefor by the Sublandlord to Subtenant.

(f)            Any failure or delay by Sublandlord in billing any sum set forth in this Section 5 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease. Subtenant’s obligation to pay all such amounts shall survive the expiration or termination of this Sublease. Sublandlord will furnish to Subtenant a copy of each notice or statement actually received from the Overlandlord affecting the Subleased Premises with respect to Subtenant's obligations hereunder.

(g)           The Basic Rent, Subtenant Surcharges and any other amounts payable pursuant to this Sublease shall be paid by Subtenant to Sublandlord by a good unendorsed check, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever. If Sublandlord so requests, Subtenant will establish a scheduled ACH/electric funds transfer arrangement for such payments. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due as applicable. All Subtenant Surcharges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be Additional Rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Basic Rent reserved hereunder. Any amount not received by Sublandlord within five (5) days of the date when due hereunder shall bear interest at the rate of ten percent (10%) per annum, and Sublandlord may impose a late charge thereon equal to five percent (5%) of the overdue amount, provided, however, that on the first occasion during any calendar year, Sublandlord shall furnish Tenant with written notice of such failure and permit Tenant five (5) days from delivery of said notice to cure such failure prior to the application of the late charge and interest.

6.             UTILITIES. Overlandlord is required under the Overlease to provide certain levels of heating, cooling, water and other services to the Subleased Premises, as more particularly set forth therein, and Sublandlord shall have no obligation (whether by incorporation or otherwise) or responsibility therefor. Subtenant acknowledges that Basic Rent does not include the cost of furnishing electricity, telephone, internet, or other utilities as set forth in the Overlease. Sublandlord will deliver to Subtenant copies of any invoice or statement received from Overlandlord (together with any back-up information so received) for electricity consumed in the Subleased Premises, and Subtenant will pay, as a Subtenant Surcharge, the costs and charges to Sublandlord indicated on such statements, as Additional Rent hereunder, within twenty (20) days after issuance of each such statement. Subtenant shall not be entitled to request or receive any service or utility that Sublandlord is not entitled to receive under the express terms of the Overlease. If Sublandlord actually receives any credit or refund on account of such charges paid by Subtenant, and provided there exists no Event of Default by Subtenant hereunder continuing beyond any applicable notice and cure period, Sublandlord will provide to Subtenant a reasonably pro-rated credit or refund. Sublandlord will in no event be liable for any interruption in or failure of utility services in or serving the Subleased Premises from whatever cause. However, if Sublandlord is granted an abatement of Rent as provided in Section 10.4 of the Overlease in respect of the Subleased Premises, and provided there exists no Event of Default by Subtenant hereunder continuing beyond any applicable notice and cure period, then Tenant shall be entitled to a reasonably pro-rated allocation of such abatement.

7.             FURNITURE. Upon the Commencement Date, Subtenant will have the right to use any furniture, fixtures and equipment belonging to Sublandlord and located in the Subleased Premises (the “Furniture”), as further specified on the inventory attached to this Sublease as Exhibit D. Without limitation, the Furniture shall not include computers, servers, computer equipment or Sublandlord’s telecommunication or computer network equipment, or other systems or equipment that are used for Sublandlord’s proprietary or confidential business purposes, all of which shall be removed by Sublandlord prior to the Commencement Date. Subtenant shall keep and maintain the Furniture in good condition and repair, ordinary wear and tear excepted. Sublandlord makes no representation or warranty with respect to the Furniture or the condition or utility thereof. At the expiration or earlier termination of the Term, Subtenant shall return the Furniture to Sublandlord in the condition required hereunder, provided that if Subtenant and Overlandlord come to any agreement pursuant to which Subtenant is allowed to occupy the Subleased Premises after the expiration or termination hereof, then at the request of Subtenant, Sublandlord will convey any of its right, title and interest in the Furniture to Subtenant in consideration of One Dollar ($1.00).

8.             OVERLANDLORD’S SERVICES AND OBLIGATIONS. Notwithstanding any incorporation of any provision of the Overlease by reference, Sublandlord and Subtenant acknowledge and agree that, under the Overlease, the services, repairs, restorations, equipment and access to and for the Premises and insurance coverage of the Building are in fact to be provided by Overlandlord. Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Building or the Subleased Premises, or to perform the terms, covenants, conditions or obligations contained in the Overlease on the part of Overlandlord to be performed, and Sublandlord will have no liability to Subtenant for any loss or damage arising from or suffered by Subtenant as a result or consequence of any failure by Overlandlord to perform such obligations. Subtenant agrees to look solely to Overlandlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations. In the event that Overlandlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Overlease on its part to be performed, Sublandlord shall, upon the request of Subtenant and at the sole cost and expense of Subtenant, use commercially reasonable efforts (to the extent provided under the Overlease and permitted by applicable law) to cause Overlandlord’s performance and otherwise reasonably cooperate with Subtenant to enforce Overlandlord’s obligations, but Sublandlord shall in no event ever be obligated to commence litigation or other formal proceedings against Overlandlord or any other party or to obtain Overlandlord’s consent or approval wherever required by the Overlease. Sublandlord agrees that if under the Overlease any right or remedy of Sublandlord or any duty or obligation of Overlandlord is subject to or conditioned upon Sublandlord making any demand upon Overlandlord or giving any notice or request to Overlandlord then, if Subtenant shall so request, Sublandlord, shall make such demand or give such notice or request on Subtenant’s behalf. Sublandlord shall not be liable to Subtenant, and the obligations of Subtenant under this Sublease shall not be impaired or the performance of Subtenant be excused, because of any failure or delay on Overlandlord’s part in furnishing such services, repairs, restorations, equipment, access or insurance coverage. In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Overlandlord’s failure to perform any of its obligations under the Overlease unless (and then only to the extent that) a like abatement is actually provided for and/or granted to Sublandlord under the Overlease, as provided elsewhere in this Sublease.

9.             CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Basic Rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Overlease or actually receives a corresponding abatement with respect to its corresponding obligation under the Overlease. In no event will Sublandlord ever be obligated to perform Overlandlord’s repair or restoration obligations under the Overlease. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least ten (10) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease (provided Subtenant has received reasonable advance notice of such date(s)). Nothing herein shall be construed to restrict or limit Sublandlord’s right to terminate the Overlease following any casualty or condemnation. If the Overlease is terminated by Sublandlord or Overlandlord pursuant to the terms of the Overlease following any casualty or condemnation, then this Sublease shall similarly be terminated without the need for further action by Sublandlord. If the Overlease is not terminated, then this Sublease shall remain in effect and, if so requested by Subtenant, Sublandlord will use commercially reasonable efforts to enforce the Overlandlord’s obligation to repair and restore the Building and the Subleased Premises, to the extent of Sublandlord’s rights under the Overlease. Subtenant hereby grants and assigns to Sublandlord, and covenants with Sublandlord to further grant and assign to Sublandlord, all rights to any damages, awards or compensation as may be paid in the case of any condemnation or exercise of the power of eminent domain affecting the Subleased Premises or this Sublease (except as may be specifically applicable to Subtenant’s equipment or personal property and to Subtenant’s right to make a claim against the taking authority for relocation expenses), and covenants to deliver such further assignments and assurances thereof as Sublandlord or Overlandlord may from time to time reasonably request. In the case of any such casualty or condemnation, the Basic Rent due hereunder will abate if, and only to the extent that, Sublandlord actually receives a corresponding abatement of Basic Rent under the Overlease.

10.           CONSENTS GENERALLY. In all provisions of the Overlease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of both Overlandlord and Sublandlord. In the event Overlandlord has given such consent or approval (if required), Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed. In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper, or where the consent or approval of any third party (such as, but not limited to, a mortgagee) is required and has not been obtained for any reason. Notwithstanding the foregoing, Sublandlord and Subtenant shall cooperate in good faith to obtain any such consent of Overlandlord or any third party. If Subtenant desires to do any act for which Overlandlord’s consent or approval (or that of any third party or parties) is required, then Subtenant shall deliver all necessary or appropriate materials, applications, plans, specifications and the like to Sublandlord no later than fifteen (15) days prior to the date on which Sublandlord must deliver the same to Overlandlord. Subtenant shall reimburse Sublandlord as a Subtenant Surcharge for any reasonable costs and expenses actually incurred by Sublandlord in connection with any consent or approval under this Sublease (except that Subtenant shall not be required to reimburse any costs or expenses of Sublandlord in connection with obtaining the Consent). Nothing contained in this Sublease is deemed to require Sublandlord to give any consent or approval simply because Overlandlord has given such consent or approval.

11.           CONDITIONS PRECEDENT; CONSENT OF OVERLANDLORD TO THIS SUBLEASE. Sublandlord and Subtenant agree that this Sublease is subject to the following conditions precedent (the “Conditions Precedent”): (i) the execution and delivery of this Sublease by Sublandlord and Subtenant and (ii) Sublandlord obtaining the written consent (the “Consent”) of Overlandlord as provided in the Overlease and otherwise in a form reasonably acceptable to Sublandlord and Subtenant. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent has been obtained. Subtenant hereby agrees that it shall reasonably cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Overlandlord in the procurement of the Consent. Notwithstanding anything to the contrary in this Sublease, if the Consent is not obtained within thirty (30) days after submission thereof to Overlandlord by Sublandlord, then each of Sublandlord and Subtenant shall have the right to terminate this Sublease effective upon written notice to the other, and neither party shall have any further liability to the other on account thereof, except that Sublandlord shall return any unapplied portion of the Security Deposit to Subtenant upon such termination.

12.          DEFAULT; REMEDIES.

(a)            This Lease and the term of this Sublease are subject to the limitation that Subtenant shall be in default if, at any time during the Sublease Term, any one or more of the following events shall occur and not be cured prior to the expiration of the grace period (if any) herein provided (such uncured event being hereinafter referred to as an “Event of Default”), as follows:

 (i)              Subtenant shall fail to pay any installment of the Basic Rent or any Additional Rent or any other monetary amount due under this Sublease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days (“Monetary Default Cure Period”) after notice thereof from Sublandlord to Subtenant; provided however, that if Sublandlord has given Subtenant two prior notices of default under this Section 11(a)(i) during any twelve month period, then with respect to the next default under this Section 11(a)(i), the Monetary Default Cure Period shall thereafter, for the remainder of such twelve month period, be three (3) days after notice from Sublandlord to Subtenant; or

 (ii)              Subtenant shall sublease any or all of the Subleased Premises or enter into an assignment of this Sublease in violation of the requirements of this Sublease or the Overlease; or

 (iii)             Subtenant shall fail to maintain general liability insurance, or any other insurance required to be carried under this Sublease or the Overlease; or

 (iv)             Subtenant shall fail to perform or observe any other requirement, term, covenant or condition of this Sublease (including without limitation any provision of the Overlease incorporated herein) on the part of Subtenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Sublandlord to Subtenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Subtenant shall fail to commence to cure said default within such thirty (30) day period and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

 (v)             The estate hereby created shall be taken on execution or by other process of law; or

 (vi)            Subtenant shall make an assignment or trust mortgage arrangement, so-called, of all or a substantial part of its property for the benefit of its creditors; or

 (vii)           Subtenant shall judicially be declared bankrupt or insolvent according to law; or

 (viii)          an Event of Bankruptcy (as defined in the Overlease) occurs, or a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Subtenant’s property by a court of competent jurisdiction and such appointment shall not be vacated within sixty (60) days; or

 (ix)             any petition shall be filed against Subtenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

 (x)              Subtenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

 (xi)             Subtenant (or its agents, employees, contractors or invitees) shall engage in any act or omission that (with or without the giving of notice or the passage of time) would constitute grounds for an Event of Default by Sublandlord under the Overlease, and such act or omission is not cured by Subtenant within the grace period (if any is provided) given to Sublandlord under the Overlease, less ten (10) days.

(b)            Upon the happening of any one or more of the aforementioned Events of Default, and without limiting any other right or remedy that may be available at law or in equity, Sublandlord shall have, and may exercise, any or all of the rights provided under the Overlease, including without limitation Article 19 thereof. All of Subtenant’s obligations to pay any sum of money due and owing to Sublandlord (including without limitation Basic Rent, Additional Rent and Subtenant Surcharges) under this Sublease will survive the expiration or sooner termination of this Sublease.

(c)            If Subtenant fails to make any payment or perform any other obligation of Subtenant under this Sublease, then Sublandlord has the right, but not the obligation, and without waiving or releasing Subtenant from any obligations of Subtenant under this Sublease, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord deems necessary, and in exercising any such right, to pay any commercially reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord upon demand as additional rent all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at an annual rate equal to the rate two percent (2%) above the base rate or prime rate then published as such in the Wall Street Journal, or, if less, the maximum rate permitted by law. Such interest is payable with respect to the period commencing on the date such expenditures are made by Sublandlord and ending on the date such amounts are repaid by Subtenant. The provisions of this Section 12 shall survive the expiration or the sooner termination of this Sublease.

(d)            If Sublandlord is in default under this Sublease and, as a consequence, Subtenant recovers a monetary judgment against Sublandlord, the judgment shall be satisfied only out of Sublandlord’s then equity interest as lessee under the Overlease. No individual partner, director, officer, shareholder, employee, advisor or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with such party’s obligation or liability under this Sublease.  In no event shall Sublandlord, or any of the directors, officers, shareholders, employees, advisors or agents of Sublandlord, ever be responsible for (i) any indirect, punitive or consequential/special damages, or (ii) any damages in the nature of interruption or loss of business.

13.           NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by express mail, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

If intended for Sublandlord	Nano Dimension USA, Inc.
63 3rd Ave
Burlington, MA 01803
Attn:Facility Deprtment

with a copy to:	Pearl Cohen Zedek Latzer Baratz LLP
131 Dartmouth Street
Boston, MA 02116
Attention: Oded Kadosh, Esq. (okadosh@pearlcohen.com)
Francine Alfandary, Esq. (falfandary@pearlcohen.com)

If intended for Subtenant:	(prior to the Commencement Date)
Crescent Biopharma, Inc.
221 Crescent Street
Waltham MA 02453
Attn:

(after the Commencement Date)

Crescent Biopharma, Inc.
300 Fifth Avenue,
Waltham, MA 02451
Attn:

All such notices shall be deemed to have been served on the date of actual receipt or rejection thereof (in the case of hand delivery), or one (1) business day after the business day of deposit of such notice with a reputable overnight courier or by express mail as aforesaid. Any notice claiming the existence of a breach or default by the recipient thereof, shall be sent only by nationally recognized, reputable overnight delivery or courier service (such as Federal Express or UPS) and shall state: “THIS IS A NOTICE OF DEFAULT UNDER A LEASE – IMMEDIATE RESPONSE REQUIRED.”

14.           BROKER. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt, either directly or indirectly, with any broker in connection with this Sublease other than Cushman and Wakefield and 128 CRE (collectively, the “Broker”) and Sublandlord shall be solely responsible for all fees of the Broker for this Sublease pursuant to a separate written agreement. Each of Sublandlord and Subtenant shall indemnify the other from and against any and all loss, costs and expenses, including reasonable attorney's fees, incurred as a result of a breach of such representation and warranty.

15.           SECURITY DEPOSIT; LETTER OF CREDIT.

(a)            Simultaneously with the execution and delivery of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord, by bank check or electronic bank transfer, the sum of One Hundred One Thousand Sixty-two and 50/100 Dollars ($101,062.50) as a “Security Deposit,” which shall be held by Sublandlord as provided herein. Within sixty (60) days after the execution and delivery of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord a clean irrevocable standby letter of credit in favor of Sublandlord in the same amount to be held by Sublandlord as security for Subtenant’s faithful and timely performance of its obligations hereunder. Upon receipt of the letter of credit, Sublandlord will return to Subtenant the cash amount initially paid (or any unapplied balance thereof), and the letter of credit will satisfy the Security Deposit obligation, subject to the terms hereof. Any such letter of credit shall be drawn on a bank reasonably approved by Sublandlord from time to time, and shall be in form and substance reasonably acceptable to Sublandlord. In the event of a material adverse change in the financial position of any bank which has issued a letter of credit hereunder, Sublandlord reserves the right, on any scheduled expiration or renewal date of any such letter (or, in the event that Sublandlord reasonably determines that the condition of the issuing bank is in imminent danger of insolvency or receivership, upon 5 days’ notice), to request that Subtenant change the issuing bank to another bank reasonably approved by Sublandlord. Regardless of whether Sublandlord shall have previously requested that Subtenant change issuing banks, if the bank on which the original letter of credit or any replacement letter is drawn is declared insolvent or placed into conservatorship or receivership, Subtenant shall, within ten (10) days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank reasonably acceptable to Sublandlord. The letter of credit shall be assignable by Sublandlord at any time and from time to time to any successor or successors, without cost or charge to Sublandlord.

(b)            The letter of credit shall contain a so-called "Evergreen" clause, whereby the issuing bank agrees to automatically extend the term of the letter of credit from year to year throughout the Term of this Sublease, with a final expiry date no sooner than thirty (30) days beyond the Expiration Date unless, not less than sixty (60) days prior to the date on which the letter would expire absent such extension, the issuing bank gives notice to Sublandlord, by commercial overnight delivery, of non-extension. In the event of notice from the issuing bank of non-extension, Subtenant shall, not later than fifteen (15) days prior to the date on which the outstanding letter shall expire without extension, obtain a replacement letter of credit from bank reasonably acceptable to Sublandlord, under all of the terms and conditions set forth above. Upon the occurrence of any default on the part of Subtenant hereunder, Sublandlord may at its election draw all or a portion of the letter of credit, and within ten (10) days Subtenant shall cause the issuing bank to replenish the letter of credit to the original full amount. Upon the failure of Subtenant to replace any such letter within fifteen (15) days prior to its expiration, and written certification thereof by Sublandlord to the issuing bank, Sublandlord may at its election draw the full amount or any part thereof, and either (x) hold, use and apply the proceeds thereof as if such proceeds were originally deposited with Sublandlord in cash under this Section, or (y) use such proceeds (or any excess proceeds after application) to obtain from another bank a replacement letter of credit, and the cost of such replacement shall be deducted from the available balance and reimbursed by Subtenant. Subtenant hereby agrees, if so requested by Sublandlord, to enter into a letter of credit agreement with the bank so designated by Sublandlord, failing which Sublandlord may do so in Subtenant’s name and behalf. The order in which Sublandlord applies the proceeds of the cash Security Deposit and the proceeds of the letter of credit shall be determined by Sublandlord from time to time in its sole and unfettered discretion.

(c)             From and after the time at which Sublandlord shall have drawn all or any portion of the proceeds of such a letter of credit, Sublandlord shall have the right from time to time without prejudice to any other remedy Sublandlord may have on account thereof, to apply such proceeds, or any part thereof, to Sublandlord’s damages arising from any then-existing or subsequently occurring default by Subtenant hereunder. While Sublandlord holds any unapplied proceeds, Sublandlord may commingle the same as hereinabove provided, and shall not be required to pay interest thereon. There then existing no Event of Default hereunder (nor any event or circumstance of which Subtenant has been given written notice and which, with the passage of time, would constitute an Event of Default), within thirty (30) days after the expiration of the Term of this Sublease and delivery of the Subleased Premises to Sublandlord in accordance herewith and payment of all amounts then due and coming due, Sublandlord shall return to Subtenant the proceeds thereof (or, if not drawn upon, any letter of credit), or so much thereof as shall not have theretofore been applied or returned in accordance with the terms of this Section. Sublandlord may retain an amount reasonably calculated by Sublandlord (taking into account information then available for prior years) to be sufficient to pay any final amount of Additional Rent or Subtenant Surcharges for the year in which the Term ends. While Sublandlord holds any such Security Deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.

16.           QUIET ENJOYMENT. Sublandlord agrees that, upon Subtenant’s paying the Basic Rent, Subtenant Surcharges, and other charges herein reserved, and provided there exists no Event of Default hereunder, Subtenant shall and may lawfully and peaceably hold and enjoy the Subleased Premises during the term of this Sublease, without interruption or disturbance from Sublandlord or persons lawfully claiming through or under Sublandlord, subject, however, to the terms of this Sublease and to the terms and conditions of the Overlease and all matters to which the Overlease is or may be subject, and the foregoing covenant of quiet enjoyment is in lieu of any similar covenant in the Overlease, or any other covenant, express or implied.

17.           PARKING. Pursuant to Section 2.2(a) of the Overlease, Subtenant shall have the right to use up to seventy-four (74) parking spaces on an unreserved, non-exclusive basis throughout the Term of this Sublease.

18.           SIGNAGE. Sublandlord will request Overlandlord’s consent to entry door signs and lettering to which Sublandlord (as Tenant) is entitled under Section 6.2 of the Overlease, and at Subtenant’s sole cost and expense. Sublandlord shall request that Overlandlord include the name of Subtenant in any building directories. In connection with such request, Subtenant shall prepare and submit to Sublandlord any required plans, specifications or other information reasonably required by Sublandlord and Overlandlord in connection with the installation of such entry door signage. Upon the expiration or sooner termination of this Sublease, Subtenant will remove all signage installed by or for it and will repair any damage caused by such removal.

19.           COVENANTS, REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD.

(a)            Sublandlord covenants and agrees that Sublandlord: (i) shall cause all rent to be paid under the Overlease as and when due and payable under the Overlease; (ii) shall observe and perform the other terms, provisions, covenants and conditions of the Overlease to be observed and performed by Sublandlord, except and to the extent that such terms, provisions, covenants and conditions are assumed by Subtenant hereunder; (iii) shall not voluntarily terminate the Overlease except as otherwise provided in this Sublease, and shall not amend the Overlease in a manner materially adverse to the rights of Subtenant hereunder; and (iv) shall not take any action or fail to perform any act that results in a breach or default under the Overlease to the extent any such failure to perform such act adversely affects the rights of Subtenant under this Sublease, including, without limitation, the right of Subtenant to receive all services, utilities, repairs and restorations to be provided by Overlandlord to Sublandlord under the Overlease with respect to the Subleased Premises or the ability of Subtenant to seek or obtain the approval or consent of Overlandlord or the right of Subtenant to use and occupy the Subleased Premises for the purposes set forth in this Sublease.

(b)            Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Overlease incorporated in this Sublease by reference), Sublandlord makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, the Overlease or any other matter, either express or implied, except as expressly set forth in this Sublease, except that Sublandlord represents and warrants that as of the date of this Sublease: (i) the copy of the Overlease attached hereto as Exhibit A is a true and complete (subject to the redacted provisions) copy of the Overlease, (ii) the Overlease is in full force and effect, (iii) Sublandlord has not actually received written notice from Overlandlord that Sublandlord is in default of the Lease, except for any default which has heretofore been cured, (iv) to the best of Sublandlord’s actual knowledge, there are no defaults on the part of the Overlandlord under the Overlease, and Sublandlord has not sent to Overlandlord any written notice stating that Overlandlord is in default of any of Overlandlord’s obligations under the Overlease, (v) Sublandlord has not actually received any written notice that any work is required under the Overlease or by applicable law to be done in the Subleased Premises, (vi) Sublandlord has not actually received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Subleased Premises that is the Sublandlord’s obligation to cure under the Overlease, (vii) Sublandlord is in possession of the Subleased Premises and has not previously sublet any portion of the Subleased Premises, and (viii) Sublandlord has not previously transferred or assigned the Sublandlord’s interest in the Subleased Premises.

20.           MAINTENANCE AND REPAIR BY SUBTENANT. Subtenant shall perform all maintenance, repair and replacement obligations imposed on Sublandlord under the Overlease (including without limitation Section 9.2) with respect to the Subleased Premises, and, without limitation, shall maintain and repair the interior of the Subleased Premises and keep the same in good condition and repair at all times during the Term. Subtenant’s obligation shall include, without limitation, the obligation to maintain, repair and replace all utility equipment, supplemental HVAC units, interior walls, floors, ceilings and fixtures within the Subleased Premises, and to repair all damage caused by Subtenant, its agents, employees, invitees and licensees to the utility outlets and other improvements within the Subleased Premises (reasonable wear and tear excepted). Subtenant shall repair all damage caused by removal of Subtenant’s movable equipment or furniture or the removal of any Alterations permitted or required by Sublandlord, all as provided in this Sublease. Notwithstanding anything to the contrary in this Sublease or the Overlease, as incorporated herein, in no event shall Subtenant have any obligation to remove at the expiration or termination hereof any alterations, additions or improvements existing in the Premises at the Commencement Date that were not made or constructed by or for Subtenant.

21.           ALTERATIONS.

(a)            The terms and conditions of Article 7 of the Overlease shall be applicable to any alteration, addition or improvement that Subtenant may desire to make with respect to the Subleased Premises. In addition to obtaining the consent of Overlandlord, Subtenant shall obtain the prior written approval of the Sublandlord prior to making any such alteration, addition or improvement. Unless otherwise provided in the Overlease, Subtenant shall have the right to perform its own construction work, with contractors and subcontractors who are reputable, qualified and properly licensed or accredited and adequately insured (to the reasonable satisfaction of Sublandlord), and who are first reasonably approved by Sublandlord. Subtenant agrees to carry, and will cause Subtenant’s contractors and subcontractors to carry, such worker’s compensation insurance, general liability insurance, property damage insurance, non-owned automobile insurance and such other insurance as Sublandlord or Overlandlord may require. Overlandlord and Sublandlord will be named as additional insureds on any such policies. Subtenant will be responsible for obtaining any and all permits, approval and licenses required under any applicable law, ordinance, code or regulation, and for arranging for all inspections and permits “close-outs.” Copies of such permits and the like will be delivered to Sublandlord upon request. Sublandlord may elect (for its own benefit and not that of Subtenant) to review and inspect any such work by Subtenant, provided that Sublandlord will not charge any inspection or supervision fee.

(b)            Without limiting the foregoing, Sublandlord acknowledges that Subtenant desires to perform certain alterations in and to the Subleased Premises to make the same more for Subtenant’s occupancy (collectively, the “Subtenant Improvements”). All Subtenant Improvements shall be undertaken by Subtenant in strict accordance with this Sublease and the Overlease, including without limitation this Section 21, and in accordance with plans and specifications reasonably approved in advance by Sublandlord and (if required by the Overlease) Overlandlord. Sublandlord will not unreasonably withhold its approval of any such plans or specifications provided that Overlandlord has approved of the same. Subtenant shall reimburse Sublandlord, as a Subtenant Surcharge, for any actual costs and expenses reasonably incurred by Sublandlord in connection with such review and approval. All Subtenant Improvements shall be at the sole cost and expense of Subtenant, including without limitation, all costs of construction document preparation, design, plans and specifications, general conditions, labor, materials, and other construction costs, the fees of contractor’s project manager and site superintendent for the Subtenant Improvements, and all costs incurred in connection with obtaining permits for the Subtenant Improvements. Subtenant will perform such work in a good and workmanlike manner using new and good quality materials, and in accordance with all applicable laws, codes, regulations and by-laws. Subtenant’s contractors and subcontractors shall be reputable and properly licensed and qualified, and shall be subject to Sublandlord’s prior approval, which shall not be unreasonably withheld. At the time of submission of plans for the Subtenant Improvements to Overlandlord, Subtenant and Sublandlord will request that Overlandlord specify which (if any) of the Subtenant Improvements Subtenant will be required to remove for the purposes of Section 7.2(iii) of the Overlease. If and to the extent that Overlandlord does specify that any or all of the Subtenant Improvements must be removed, Subtenant will be solely responsible for removing the same and returning the Subleased Premises (or the affected portions) to substantially similar condition in which Sublandlord delivered the Subleased Premises to Subtenant, at the sole cost and expense of Subtenant. Depending on the extent of any required removal and restoration of Subtenant Improvements, Sublandlord may require that Subtenant provide (for Sublandlord’s approval) a written schedule of removal and restoration actions that afford reasonably sufficient time (prior to the expiration or termination hereof) for such work to be completed. Upon approval of the same by Sublandlord, Subtenant will follow such schedule, failing which Sublandlord may perform the same at Subtenant’s cost and expense. Sublandlord’s approval of any such schedule will not relieve Subtenant of any liability in the event of any holding over caused by Subtenant’s failure to complete any removal and restoration prior to the expiration or termination hereof.

22.           SUBLEASING AND ASSIGNMENT.

(a)            Except as expressly provided herein, Subtenant covenants and agrees that, without first obtaining the written consent of Sublandlord (and, if required under the Overlease, that of Overlandlord), whether voluntarily, involuntarily, by operation of law or otherwise, neither this Sublease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Subleased Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied or permitted to be used or occupied, or for any use or purpose other than the use described above, or be sub-sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or sub-subletting, without the prior written consent of Overlandlord and Sublandlord, provided, however, Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed provided Overlandlord consents to the same. The provisions of this Section 22 shall be in addition to any other or additional material or information that may be required under the Overlease (which material and information Sublandlord may also consider in granting or withholding consent). Subtenant shall give Sublandlord notice of any proposed assignment or sub-sublease, and said notice shall specify the provisions of the proposed assignment or sub-sublease as follows: (i) the name and address of the proposed assignee or sub-subtenant, (ii) such information as to the proposed assignee's or sub-Subtenant’s financial capability as may reasonably be required by Sublandlord, (iii) all of the material terms and provisions upon which the proposed assignment or sub-sublease is to be made, and (iv) all other information reasonably necessary for Sublandlord to approve or disapprove the request.

(b)            Without limitation of any applicable provision in the Overlease, unless the stock of Subtenant shall be publicly traded on a national exchange regulated by the United States Securities and Exchange Commission, the provisions of paragraph (a) of this Section 22 shall apply to a transfer (by one or more transfers) transfer (by one or more transfers) of a controlling portion of or interest in (meaning more than fifty percent (50%)) of the voting rights or stock or partnership or membership interests or other evidences of equity interests of Tenant. Notwithstanding the foregoing, upon thirty (30) days’ prior written notice to Sublandlord, Subtenant shall have the right during the Term hereof to assign the Sublease or further sublet all or any part of the Subleased Premises, without Sublandlord’s prior written consent, to (i) any entity which controls or is controlled by Subtenant or is under common control with Subtenant, or (ii) any successor entity into which or with Subtenant is merged or which acquires substantially all of Tenant’s assets or stock (each a “Permitted Transfer”), provided that (i) in the case of merger, consolidation or sale of Subtenant, the successor to Subtenant has a tangible net worth and financial condition (computed in accordance with generally accepted accounting principles) equal to the net worth at least equal to the greater of the net worth of Subtenant herein named on the date of this Sublease; (ii) Sublandlord shall have obtained the written consent of the Overlandlord under the Overlease, if and to the extent required thereunder; and (iii) in any of such events, prior to the effective date of any such transaction, the assignee, successor or Subtenant agrees directly with Sublandlord (and, if required, Overlandlord), by written instrument in form reasonably satisfactory to Sublandlord, to be bound by all the obligations of Subtenant hereunder including, without limitation, the covenant against further assignment or subletting.

(c)            No assignment or sub-subletting hereunder shall relieve Subtenant from any of its obligations hereunder and Subtenant shall remain fully and primarily liable therefor. No Permitted Transfer, sub-subletting, or occupancy hereunder shall affect or alter the Permitted Uses. Any sub-subletting or assignment of any portion of Subtenant’s right, title or interest in and to this Sublease which is in violation of this Section 22 shall be null and void and of no force or effect, and shall constitute default hereunder. If any sub-sublease or assignment or other transfer hereunder results in the imposition of any costs or charges (including without limitation any “Profits,” as defined in the Overlease) on Sublandlord under the Overlease, Subtenant shall be solely responsible therefor.

(d)            If, in violation of this Section 22, this Sublease be assigned, or if the Subleased Premises or any part thereof be sub-sublet or occupied by anyone other than Subtenant, Sublandlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Sublease shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-subtenant or occupant as a tenant or a release of Subtenant from the further performance of covenants on the part of Subtenant to be performed hereunder.

(e)            Any consent by Sublandlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 22 or the continuing liability of the original named Subtenant. No assignment or sub-subletting hereunder shall relieve Subtenant from its obligations hereunder and Subtenant shall remain fully and primarily liable therefor. No such assignment, sub-subletting, or occupancy shall affect or be contrary to the uses permitted under the Overlease and/or this Sublease. Any consent by Sublandlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, sub-subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Subtenant to be kept and performed. Any sub-sublease under any sublease, or any assignment of any sublease, for which Subtenant has already obtained consent hereunder shall again require Sublandlord’s consent. Subtenant shall reimburse Sublandlord, as a Subtenant Surcharge, for all costs and expenses (including without limitation reasonable legal fees) incurred by Sublandlord in reviewing and evaluating any request for consent hereunder, and shall be responsible for any costs of Overlandlord for which Sublandlord is responsible under the Overlease, provided that the total amount due from Subtenant pursuant to this Section 22(e) shall not exceed $,1,500.00.

23.           INDEMNITY AND INSURANCE. From and after the Commencement Date, Subtenant shall be responsible for obtaining and maintaining at all times any and all insurance coverage from time to time required to be provided by the Sublandlord under the Overlease, including property damage insurance covering the Subtenant Improvements and all of Subtenant’s personal property, furniture, fixtures and equipment, as well as any other alterations, additions or improvements to the Subleased Premises made by or for Subtenant. Sublandlord shall be named as an additional insured on all liability policies, and as a loss payee (as its interest may appear) on any casualty or property insurance policies. Sublandlord shall continue to provide property damage insurance on the Furniture and any leasehold improvements in the Subleased Premises made by Sublandlord and existing as of the Effective Date, as may be required under the Overlease. All such policies and any endorsements to be provided by Subtenant shall be delivered to Sublandlord no later than ten (10) days prior to the scheduled Commencement Date. For the avoidance of confusion, Sublandlord shall in no event be required to carry or provide any insurance that is the obligation of Overlandlord to provide under the Overlease. Except to the extent arising from the negligence or willful misconduct of Subtenant, Sublandlord agrees to indemnify and save harmless Subtenant from and against all claims, losses, cost, damages, liabilities or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring on or about the Subleased Premises, where such accident, damage or injury results or is claimed to have resulted from negligence or willful misconduct on the part of Sublandlord, invitees or independent contractors; or (ii) from any default or breach by Sublandlord under the terms or covenants of this Sublease. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels.

24.           FINANCIAL REPORTS. Subtenant represents and warrants that any financial statements provided by it to Sublandlord are true, correct and complete in all material respects when provided, and that no material adverse change has occurred since that date that would render them materially inaccurate or misleading. Subject to restrictions on disclosure under applicable law, Subtenant shall, within fifteen (15) days after request, provide Sublandlord and (if requested) Overlandlord (but in no event more than once during any twelve-month period during the Term, unless such financial statements are required in connection with an actual or potential sale or financing of the Property) with Subtenant’s then most-recent annual and quarterly financial statements, such financial statements shall be audited or certified to be true and correct by the chief executive officer, chief financial officer or senior finance executive of the Subtenant. Sublandlord agrees to keep such information confidential except to the extent required by applicable law.

25.           TERMINATION OF OVERLEASE. This Sublease automatically terminates if the Overlease expires or is terminated for any reason (by negotiation or otherwise) before the Expiration Date and Sublandlord will not be liable to Subtenant by reason of any termination of the Overlease or this Sublease before the Expiration Date for any reason. Sublandlord agrees, however, that (without limiting Sublandlord’s rights in the event of a casualty or condemnation) Sublandlord shall not voluntarily surrender the Overlease before the Expiration Date by negotiation with Overlandlord. Without limitation of the foregoing, if the Overlease gives Sublandlord any right to terminate the Overlease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building, the exercise of such right by Sublandlord does not constitute a default or breach under this Sublease, and Sublandlord will not liable to Subtenant by reason thereof. Nothing in this Sublease prevents an assignment by Sublandlord of the Overlease to any third party or parties (subject, however, to the terms of this Sublease) and in no event does Sublandlord have any liability to Subtenant for any defaults under or termination of the Overlease by any such assignee.

26.           HOLDING OVER. Without limitation of any penalty imposed under the Overlease for holding over, if Subtenant fails to surrender and deliver the Subleased Premises as and when required under this Sublease, Subtenant shall pay, protect, defend (with counsel reasonably approved by Sublandlord), indemnify and hold harmless Sublandlord and its officers, directors, agents and employees from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses), whether direct, indirect, consequential or otherwise, that Sublandlord may suffer, under the Overlease or otherwise, by reason of any holdover by Subtenant under this Sublease, Subtenant acknowledging that any holding over by Subtenant in any of the Subleased Premises may be deemed to be a holding over by Sublandlord in all of the Premises. The terms and provisions of this Paragraph 24 shall survive the expiration or earlier termination of this Sublease.

27.           HAZARDOUS MATERIALS. Subtenant will provide to Sublandlord and Overlandlord a list of hazardous materials or substances that Subtenant intends to use in the Subleased Premises, and Tenant’s operations and business shall be subject to Section 6.5 of the Overlease. Sublandlord shall have no obligation to remove any hazardous materials or substances (including without limitation asbestos) from the Subleased Premises.

28.           COUNTERPARTS; GOVERNING LAW. This Sublease may be executed in any number of counterparts, each of which shall constitute an original and together a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Sublease by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed original counterpart of this Sublease. This Sublease shall be construed under the laws of the Commonwealth of Massachusetts, without regard to any presumption or other rule suggesting construction or interpretation against the party causing this Sublease to be drafted. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease means a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

29.           WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Sublandlord and Subtenant each waives any rights that it may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Subleased Premises and the use and occupancy of the Subleased Premises, and any claim for injury or damages. Subtenant also waives all right to assert or interpose a counterclaim (other than mandatory or compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

30.           ENTIRE AGREEMENT. This Sublease constitutes the entire agreement of the parties and may not be amended except by written instrument signed by all parties. This Sublease shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

31.           TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor, including, without limitation, the giving of any notice required to be given under this Sublease or by law, the time periods for giving any such notice and for taking of any action with respect to any such notice.

[TEXT ENDS HERE – SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

SUBLANDLORD:	NANO DIMENSION USA INC.

	By:	/s/ Ofir Baharav
	Name:	CEO
	Its:	Chief Business Officer

	By:	/s/ Julien Lederman
	Name:	Julien Lederman
	Its:	Chief Business Officer

SUBTENANT:	CRESCENT BIOPHARMA, INC.

	By:	/s/ Joshua T Brumm
	Name:	Joshua T Brumm
	Its:	CEO

EXHIBIT A

OVERLEASE

EXHIBIT B

PLANS OF SUBLEASED PREMISES

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

EXHIBIT D

FURNITURE INVENTORY